UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2003

AMERICAN STANDARD COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 980-6000

ITEM 9.    REGULATION FD DISCLOSURE

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                   On July 16, 2003 American Standard Companies Inc. (the “Company”) reported its results for the quarter ended June 30, 2003. The Company’s earnings release for the quarter ended June 30, 2003 (the “Press Release”) is attached as Exhibit 99.1. The attached Exhibit is furnished pursuant to Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition) on Form 8-K.

                   The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations on the Data Supplement Sheet of the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

                   INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

ITEM 7.     EXHIBITS

99.1	Press Release dated July 16, 2003 pertaining to the financial results of the Company for the quarter ended June 30, 2003.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

	By:	/s/ RICHARD S. PARADISE

	Name:	Richard S. Paradise
	Title:	Vice President and Controller

DATE: July 16, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 16, 2003 pertaining to the financial results of the Company for the quarter ended June 30, 2003.